                              AGREEMENT OF SUBLEASE





         THIS AGREEMENT OF SUBLEASE (the "Sublease") is made as of the 5th day of December, 2000, by and between AMERICAN MANAGEMENT SYSTEMS, INC., a Delaware corporation (the "Sublessor") having an office at 12701 Fair Lakes Circle, Fairfax, Virginia, and XYBERNAUT, a Delaware corporation (the "Sublessee") having an office at 12701 Fair Lakes Circle, Fairfax, Virginia.


                                   WITNESSETH:


         WHEREAS, pursuant to an Office Lease Agreement dated at of August 12, 1993, by and between Landlord and Tenant (the "Original Lease") as amended by
(i) that certain First Amendment to Office Lease Agreement dated August 31, 1994 ( the "First Amendment"), (ii) that certain Second Amendment to Office Lease Agreement dated November 1, 1994 ( the "Second Amendment"), (iii) that certain 'Third Amendment to Office Lease Agreement dated October 2, 1995 (the "Third Amendment"), (iv) that certain Fourth Amendment to Office Lease Agreement dated August 12, 1996 (the "Fourth Amendment"), (v) that certain Fifth Amendment to Office Lease Agreement dated September 30, 1996 ( the "Fifth Amendment"), (vi) that certain Sixth Amendment to Office Lease Agreement dated August 7, 1998 (the "Sixth Amendment"), (vii) that certain Seventh Amendment to Office lease Agreement dated May 3, 1999 (the "Seventh Amendment"), and (viii) that certain Eighth Amendment to Office Lease Agreement dated October 11, 1999 ( the "Eighth Amendment") (the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, and Eighth Amendment are hereinafter collectively referred to as the "Lease"), Landlord leased to Tenant certain Premises more particularly described therein in the building commonly known as Hyatt Plaza, 12701 Fair Lakes Circle, Fairfax, Virginia 22033 (the "Building"); and


         WHEREAS, Sublessor desires to sublease to Sublessee, and Sublessee desire to sublease from Sublessor, certain space in the Prime Lease Premises, on the terms and conditions hereinafter set forth.


         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Subleasing of the Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor approximately three thousand three hundred fifty (3,350) rentable square feet of office space on the first (1st) floor of the Prime Lease premises, as depicted on the plan attached hereto as Exhibit A, (the "Premises"), upon and subject to all of the terms, covenants, rentals and conditions hereinafter set forth.

         2. Term. This Sublease shall be in full force and effect from the date it has been executed by Sublessor and Sublessee and consented to by Landlord. The term (the "Term") of this Sublease shall commence on January 1, 2001, or upon occupancy by Sublessee, which ever comes first (the "Commencement Date"), and expire on September 30, 2001 (the "Expiration Date"), unless sooner terminated as hereinafter provided.

         3. Rent

              (a) During the Term, Sublessee shall pay to Sublessor, in lawful money of the United States, the following annual base rent ("Annual Base Rent"), payable in equal monthly installments (the "Monthly Base Rent"), all as set forth below. All such Monthly Base Rent is to be paid in advance, with the first monthly installment to be paid to Sublessor concurrently with Sublessee's execution of this Sublease and each subsequent monthly installment to be paid to Sublessor on the first (1st) day of each month during the Term, at the office of Sublessor, or such other place as Sublessor may designate, without any abatement, set-off or deduction of any kind whatsoever. If the Commencement Date is a date other than the first day of a month, rent for the period commencing with and including the Commencement Date and ending on and including the day prior to the first day of the following month shall be prorated at the rate on one-thirtieth (1/30th) of the Monthly Base Rent per day and shall be due and payable on the Commencement Date.

           Period               Annual Base Rent        Monthly Base Rent


Commencement Date - 9/30/01        $93,800.00                 $7,816.67

           (b) All amounts payable by Sublessee to Sublessor pursuant to this Sublease shall be deemed and constitute rent and, in the event of any non-payment thereof and after the lapse of any applicable grace period, Sublessor shall have all of the rights and remedies provided herein, in the Lease, and at law or in equity for non-payment of rent. Sublessee's obligation to pay rent hereunder shall be on account of the period from and after the Commencement Date and shall survive the Expiration Date or sooner termination of this Sublease.

           4. Care, Surrender and Restoration of the Premises.

              (a) Without limiting any other provision of this Sublease or the Lease, Sublessee shall take good care of the premises, suffer no waste or injury thereto and shall comply with all laws, orders and regulations which are imposed on Sublessor, as tenant under the Lease, and are applicable to the Premises and/or Sublessee's use thereof. Upon the Expiration Date or sooner termination of this Sublease, Sublessee shall quit and surrender the Premises to Sublessor in the condition such Premises were in on the Commencement Date, broom clean, in good order and condition, ordinary wear and tear excepted.

              (b) Upon the Expiration Date or sooner termination of this Sublease, Sublessee shall remove from the Premises at its sole expenses all of its personal property. Upon removal of Sublessee's property from the Premises, Sublessee shall, at its sole expense, promptly repair and restore the Premises to the condition existing prior to the placement of such personal property upon the Premises and repair any damage to the Premiese and/or the Building related to such removals, so as to restore the Premises to the condition required under subsection (a) above.

All property permitted or required to be removed by Sublessee upon the Expiration Date or sooner termination of this Sublease remaining on the Premises after such Expiration Date or sooner termination shall be deemed abandoned and may, at the election of Sublessor, either be retained as Sublessor's property or may be removed from the Premises by Sublessor, at Sublessee's expense. Any such expenses shall be paid by Sublessee to Sublessor upon demand therefor

           5. Use. Sublessee shall use and occupy the Premises, subject to the terms of the Lease, solely for general office use, and for no other purpose.

           6. Incorporation of Terms of Lease. The terms provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Lease are incorporated into this Sublease by reference and made a part thereof as if herein set forth at length, and shall, as between Sublessor and Sublessee (as if they were the Landlord and Tenant, respectively, under the Lease and as if the Premises being sublet hereby were the Prime Lease Premises demised under the Lease), constitute the terms of this Sublease, including without limitation, the late payment fee and interest on past due rent, except to the extent that they do not expressly relate to the Premises or are expressly inapplicable to, or expressly modified or eliminated by, the terms of this Sublease (e.g., Sublessee shall be obligated to pay the Annual Base Rent and additional rent described in this Sublease, and not the base rent, escalations thereto and operating expense and real estate tax pass throughs described in the Lease). Sublessor and Sublessee each agree to observe and be bound by each and every covenant, condition and provision of the Lease insofar as any such covenant, condition or provision affects the Premises or Sublessee's use thereof. Sublessee acknowledges that it has reviewed and is familiar with the Lease, and Sublessor represents that the copy of the Lease attached hereto as Exhibit B is a true, correct and complete copy of the Lease.


           7. Covenants with Respect to the Lease. Except as otherwise expressly provided herein, all acts to be performed and all of the terms and provisions to be observed by Sublessor with respect to the Premises, as Tenant under the Lease, shall be performed and observed by Sublessee. Sublessee covenants and agrees that Sublessee shall not do anything that would constitute a default under the Lease or omit to do anything that Sublessee is obligated to do under the terms of this Sublease so as to cause a default under the Lease.

           8. Utilities and Services.

              (a) Services with be provided to the Premises pursuant to and in accordance with the terms of Article 7 of the Lease. Utilities will be provided to the Premises pursuant to and in accordance with the terms of Article 8 of the Lease.

              (b) Notwithstanding anything to the contrary contained in this Sublease, Sublessor shall not be obligated to perform for Sublessee any services of any nature whatsoever or furnish to Sublessee or the Premises any utilities of any nature whatsoever, including without limitation, heat, electricity, air conditioning, elevator service, cleaning, window washing or trash removal services, however, Sublessor shall exercise reasonable efforts to obtain such utilities and services for the Premises from the Landlord pursuant to and in accordance with the terms of the Lease.

           9. Security Deposit. None

           10. Representations and Warranties; Broker.

              (a) Each party represents and warrants to the other that it has the power and authority to enter into this Sublease, and that this Sublease is the valid and binding obligation of such party and is enforceable against it in accordance with its terms.

              (b) Sublessor and Sublessee represent and warrant to each other that neither has dealt with any broker in connection with this Sublease. Sublessor and Sublessee shall indemnify the other against, and hold each other harmless from any claim of, or liability, to any broker or any party with whom Sublessor or Sublessee shall have dealt in connection with this transaction or the Sublease.

           11. Indemnification. Sublessee agrees to indemnify Sublessor and Landlord (Sublessor and landlord are herein collectively referred to as the "Indemnified Party") against and hold each Indemnified Party harmless from any loss, cost, liability or expense (including, without limitation, reasonable attorneys' fees and related disbursements) insured by such Indemnified Party by reason of (a) any injuries to persons or damage to property occurring in, on or about the Premises, other than those arising from the gross negligence or willful misconduct of such Indemnified Party, (b) any work or thing whatsoever done or condition created by Sublessee in, on or about the Premises or the Building, or (c) any act or omission of Sublessee, its agents, contractors, servants, employees, invitees or licenses, or (d) any failure by Sublessee to perform or observe any of the covenants and obligations required of Sublessee under this Sublease, including without limitation, any breach of the Lease caused or permitted by Sublessee. In addition to, and not in limitation of the foregoing, wherever the Sublessor as tenant under the Lease has agreed to indemnify the Landlord, so in this Sublease, Sublessee likewise agrees to indemnify Sublessor and Landlord. Sublessee's obligations under this Section shall survive the expiration or termination of this Sublease.

           12. Approvals and Consents. Notwithstanding anything to the contrary contained in this Sublease, Landlord's consent or approval shall be required for all matters under this Sublease for which the approval or consent of Landlord is required under the Lease.

           13. Condition of the Premises; Sublessee's Alterations; Furniture; Phone/Data Wiring.

              (a) On the Commencement Date, the Premises shall be delivered to Sublessee in "AS IS" condition substantially consistent with the plan, and notes to the plan, attached hereto as Exhibit A. Sublessor has the right, but not the obligation, to require Sublessee, at Sublessee's sole expense, to return any alteration indicated on Exhibit A to its original condition upon the termination of this Sublease. Sublessee represents it has made a thorough examination of the Premises and it is familiar with the condition thereof. Sublessee acknowledges that it enters into this Sublease without any representations or warranties by Sublessor or Landlord, or anyone acting or purporting to act on behalf of Sublessor or Landlord, as to the present or future condition of the Premises or the appurtenances thereto or any improvements therein or of the Building, except as specifically set forth in this Sublease.

              (b) Notwithstanding anything to the contrary contained in the Lease, Sublessee shall not make any alterations or changes to the Premises whatsoever, including, without limitation, structural or non-structural changes, without the prior written consent of Sublessor and Landlord, pursuant to and in accordance with the terms and conditions of the Lease.

              (c) Sublessor shall provide Sublessee furniture to be used only during the term of Sublessee's occupancy of the Premises. In accordance with the room numbers on Exhibit A, Sublessor will provide conference room furniture for room number 101 and typical office furniture for room numbers 102, 103, 104, 106, 107, 108, 109, 111, 113 and 115. For its use of the furniture in the Premises, Sublessee agrees to pay Sublessor, in accordance with the terms and conditions of Article 3 of this Sublease, nine hundred seventy five dollars ($975.00) on a monthly basis for the duration of this Sublease. Sublessee represents it has made a thorough examination of the furniture located in the Premises and it is familiar with the condition thereof. Sublessee acknowledges that it enters into this Sublease without any representations or warranties by Sublessor, or anyone acting or purporting to act on behalf of Sublessor, as to the present or future condition of the furniture located in the Premises, except as specifically set forth in this Sublease.

              (d) Sublessor shall permit the Sublessee to use all the phone/data wiring currently located in the Premises for the purposes of Sublessee's occupancy of the Premises. Sublessee represents it has made a thorough examination of the phone/data wiring located in the Premises and it is familiar with the condition thereof. Sublessee acknowledges that it enters into this Sublease without any representations or warranties by Sublessor, or anyone acting or purporting to act on behalf of Sublessor, as to the present or future condition of the phone/data wiring located in the Premises, except as specifically set forth in this Sublease.

           14. Time Limits. In the event Sublessee receives from Sublessor any notice to cure any default hereunder or under the Lease which notice is based on a notice sent to Sublessor by Landlord pursuant to the Lease, Sublessee shall cure such condition three (3) days prior to the time required of Sublessor by Landlord for the cure thereof.

           15. Assignment and Subletting. Sublessee, for itself, its successors and assigns, expressly covenants that it shall not assign, whether by operation of law or otherwise, or pledge or otherwise encumber this Sublease, or sublet all or any part of the Premises. Any such attempted assignment or subletting shall be void and of no force and effect. Sublessor reserves the right to transfer and assign its interest in and to this Sublease to any entity or person whom shall succeed to Sublessor's interest in and to the Lease.

           16. Insurance.

              (a) Sublessee shall obtain and keep in full force and effect during the Term with regard to the Premises, at its sole cost and expense, commercial general public liability insurance, property damage insurance, and fire and extended coverage insurance and any other insurance coverage required to be obtained by Sublessor, as tenant under the Lease, and such insurance coverage shall be in the nature and amounts set forth therein. Such insurance policies shall name Sublessor and Landlord (and such other person as Sublessor may request by notice to Sublessee from time to time) as additional insureds thereunder. Any reference to Landlord in that provisions of the Lease relating to the tenant's insurance requirements shall include both Sublessor and Landlord. Sublessee shall pay all premiums and charges for such insurance. If Sublessee shall fail to obtain such insurance, Sublessor may, but shall not be obligated to, obtain the same, in which event the amount of the premium paid shall be paid by Sublessee to Sublessor upon Sublessor's demand therefor. Such amount shall be deemed additional rent hereunder and shall be collectible by Sublessor in the same manner and with the same remedies as though said sums were Monthly Base Rent reserved hereunder.

              (b) On or before the date of this Sublease, Sublessee shall furnish to Sublessor and Landlord certificates evidencing the aforesaid insurance coverage, and renewal certificates shall be furnished to Sublessor and Landlord at least thirty (30) days prior to the expiration of each policy for which a certificate was theretofore furnished. All insurance policies required of Sublessee hereunder shall provide that Sublessor and Landlord will be given at least thirty (30) days prior written notice of any cancellation or material change in the policy, or any other expiration or defaults thereunder.

              (c) Sublessee acknowledges that neither Landlord nor Sublessor will carry any insurance in favor of Sublessee, of Sublessee's furniture, fixtures, equipment, improvements, appurtenances or other property of Sublessee in or about the Premises.

           17. Release and Waiver of Subrogation. Any property damage, fire or extended coverage insurance policy obtained by Sublessee, and covering the Premises or the personal property, fixtures and equipment located therein or thereon, shall contain an endorsement pursuant to which the respective insurance companies waive subrogation against Landlord and Sublessor. Sublessee hereby releases Sublessor and Landlord to the limits of the coverage of the insurance policies required to be held by Sublessee under this Sublease with respect to any claim (including a claim for negligence) which it might otherwise have against Sublessor and Landlord for loss, damage or destruction with respect to its property.

           18. Hold-Over. If Sublessee shall not immediately surrender the Premises at the end of the Term, then Sublessee shall, by virtue of this Sublease, become a tenant at sufferance at a monthly rental equal to twice the Monthly Base Rent plus any additional rent due under the terms of this Sublease, commencing with the first day following the end of the Term. Sublessee, as a tenant at sufferance, shall be subject to all of the conditions and covenants of this Sublease (including payment of additional rent) as though the tenancy had originally been a monthly tenancy. During the holdover period, each party hereto shall give to the other at least thirty (30) days written notice to quit the Premises, except in the event of nonpayment of Monthly Base Rent or additional rent when due, or of the breach of any other provision hereof by sublessee, in which event, Sublessee shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being expressly waived.

           19. Extension of Term. Provided that Sublessee has not been in an event of default during the term of the Sublease, Sublessee may be granted two
(2) renewal terms of six (6) months each provided all the following terms are satisfied:

              (a) Under no circumstance will the Sublessee be permitted to extend this Sublease providing an Expiration Date that is later than the Expiration Date for the Premises provided in the Lease.

              (b) As for the first extension term, Sublessee must provide a written request to renew no later than May 1, 2001. Sublessor has the express right to approve or reject Sublessee's request for a renewal. Sublessor will either approve or reject Sublessee's request forrenewal, in writing, no later than June 1, 2001. If Sublessor does not provide written approval or rejection of the Sublessee's request for renewal by June 1, 2001, then Sublessee's request is deemed to be rejected. Should Sublessee's request for renewal be rejected, then Sublessee will surrender the Premises in accordance with Article 4 of this Sublease.

              (c) The second extension term can only be requested by the Sublessee in the case that the first extension term was approved in writing by the Sublessor. As for the second extension tern, Sublessee must provide a written request to renew no later then November 1, 2001. Sublessor has the express right to approve or reject Sublessee's request for a second renewal. Sublessor will either approve or reject Sublessee's request for a second renewal, in writing, no later than January 1, 2002. If Sublessor does not provide written approval or rejection of the Sublessee's request for a second renewal by January 1, 2002, then Sublessee's request is deemed to be rejected. Should Sublessee's request for a second renewal be rejected, then Sublessee will surrender the Premises in accordance with Article 4 of this Sublease.

           20. Notices.

              (a) Any notice, demand or communication required or desired hereunder by either party to the other shall be in writing and shall be given when personally delivered or three (3) days after sent by certified or registered mail, first class, postage prepaid, or one (1) business day after delivery to a recognized national overnight courier, to the party for whom intended (i) prior to the Commencement Date, at the respective addresses of Sublessor and Sublessee first set forth above, and (ii) from and after the Commencement Date, at the Building when sent to Sublessee. Either party may, by like written notice, designate a new address to which such notice, demand, or communication shall thereafter be given.

              (b) Sublessee shall promptly after receipt thereof, furnish to Sublessor by hand delivery a copy of any notice, demand or other communication received from Landlord with respect to the Premises.

           21. Landlord's Consent.

              (a) Sublessor and Sublessee each acknowledge and agree (i) that this Sublease is subject to, and will not be effective without the receipt of, the written consent of Landlord in accordance with the terms of the Lease, and
(ii) that Landlord's consent to this Sublease shall not create any contractual liability or duty on the part of Landlord to Sublessee, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Sublessor, as landlord and tenant under the Lease, with respect to the Premises.

              (b) This Sublease is subject and subordinate to the Lease and to the matters to which the Lease is or shall be subordinate. In the event of the termination of the Lease, or the re-entry or dispossession of Sublessor, as tenant, by Landlord under the Lease, Landlord, at its option, may either terminate this Sublease, in which case Sublessee shall peacefully vacate the Premises, or require Sublessee to attorn to Landlord as its sublessor pursuant to the then applicable terms of this Sublease for the remaining term hereof, except that Landlord shall not be (i) liable for damages for any previous act or omission of Sublessor under this Sublease, (ii) subject to any offset which theretofore accrued to Sublessee against Sublessor, or (iii) bound by any previous modification of this Sublease not consented to in writing by Landlord or by a previous prepayment of rent more than one month in advance.

           22. Miscellaneous.

              (a) This Sublease may not be extended, renewed, terminated (other than in accordance with the terms hereof), or otherwise modified except by an instrument in writing signed by the party against whom enforcement of any such modification is sought.

              (b) It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Sublease, which alone fully and completely expresses their agreement. This Sublease has been entered into after full investigation, neither party relying upon any statement, representation or warranty made by the other not embodied in this Sublease.

              (c) The section headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

              (d) The provisions of this Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

              (e) Time is of the essence as to the obligations contained in this Sublease.

              (f) Sublessor and Sublessee each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Sublease, Sublessee's use or occupancy of the Premises, and/or any claim for injury or damages.

              (g) Sublessor and Sublessee each hereby agree that neither shall be permitted to record this Sublease nor any memorandum nor assignment thereof.

                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, this Sublease has been duly executed as of the day and year first above written.


WITNESS/ATTEST:                         SUBLESSOR:



-----------------------------           AMERICAN MANAGEMENT SYSTEMS, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------



WITNESS/ATTEST:                         SUBLESSEE:



-----------------------------           XYBERNAUT CORPORATION

                                        By:
                                          --------------------------------------
                                        Name:
                                          --------------------------------------
                                        Its:
                                          --------------------------------------

                                    EXHIBIT A

                                PLAN OF PREMISES